EXHIBIT 1

JOINT FILING AGREEMENT

February 14, 2006

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G attached hereto as Exhibit I (the “Schedule”), relating to the common stock, par value $0.01 per share, of Asbury Automotive Group, Inc (‘Common Stock’), is being filed with the Securities and Exchange Commission on behalf of each of them.

The undersigned hereby further agree to prepare jointly and to file timely (or otherwise to deliver, as appropriate) all amendments to the Schedule (“13G filings”) with respect to their respective ownership of Common Stock, and each of them mutually covenants to the others that they will fully cooperate with each other in the preparation and timely filing of all such 13G filings.

This Joint Filing Agreement may be signed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first written above.

ASBURY AUTOMOTIVE HOLDINGS L.L.C.

by:	/s/ Timothy C. Collins
Name: Timothy C. Collins

RIPPLEWOOD PARTNERS L.P.

by:	/s/ Timothy C. Collins
Name: Timothy C. Collins

COLLINS FAMILY PARTNERS, L.P.

by:	/s/ Timothy C. Collins
Name: Timothy C. Collins

TIMOTHY C. COLLINS

by:	/s/ Timothy C. Collins
Name: Timothy C. Collins

C.V. NALLEY, III

by:	/s/ C.V. Nalley, III
Name: C.V. Nalley, III

THOMAS F. MCLARTY, III

by:	/s/ Thomas F. McLarty, III
Name: Thomas F. McLarty, III

LUTHER COGGIN

by:	/s/ Luther Coggin
Name: Luther Coggin
Title: Chairman of the Board, Coggin Automotive Group

CHARLIE (C.B.) TOMM AND ANITA DESAUSSURE TOMM, TENANTS BY THE ENTIRETIES

by:	/s/ Charlie Tomm and Anita Desaussure Tomm
Name: Charlie Tomm and Anita Desaussure Tomm

JOHN R. CAPPS

by:	/s/ John R. Capps
Name: John R. Capps

JIW ENTERPRISES IRREVOCABLE TRUST OF 2005

by:	/s/ Jeffrey I. Wooley
Name: Jeffrey I. Wooley

JIW FUND 1, LLC

by:	/s/ Jeffrey I. Wooley
Name: Jeffrey I. Wooley

DMCD AUTOS IRVING, INC.

by:	/s/ David McDavid
Name: David McDavid

ROBERT E. GRAY

by:	/s/ Robert E. Gray
Name: Robert E. Gray
Title: Chief Executive Officer

GIBSON FAMILY PARTNERSHIP, L.P.

by:	/s/ Thomas R. Gibson
Name: Thomas R. Gibson

THOMAS G. MCCOLLUM

by:	/s/ Thomas G. McCollum
Name: Thomas G. McCollum

SLT/TAG, INC.

by:	/s/ Scott L. Thomason
Name: Scott L. Thomason
Title: President

NOEL E. DANIELS

by:	/s/ Noel E. Daniels
Name: Noel E. Daniels

NANCY D. NOBLE

by:	/s/ Nancy D. Noble
Name: Nancy D. Noble

STEVE M. INZINNA

by:	/s/ Steve M. Inzinna
Name: Steve M. Inzinna